SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 3, 2006
ANCHOR GLASS CONTAINER CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)
3101 W. Dr. Martin Luther King Jr. Blvd, Tampa, Florida 33607
(Address of Principal Executive Offices) (Zip Code)
(813) 884-0000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-99.1 May 3, 2006 Press Release

Item 8.01	Other Events.
On May 3, 2006, Anchor Glass Container Corporation (“Anchor”) announced that all conditions to the effectiveness of its Chapter 11 Plan of Reorganization have been satisfied or waived and accordingly, Anchor has emerged from bankruptcy. In connection with its emergence, Anchor closed its $215 million exit financing facility with Credit Suisse.
Under the terms of Anchor’s Plan of Reorganization, which was overwhelmingly supported by Anchor’s creditors who voted on the Plan, Anchor’s Senior Secured Noteholders will own the majority of the company’s equity and Anchor is exiting chapter 11 as a privately held company. Anchor has filed a Form 15 with the Securities and Exchange Commission and will no longer file reports as a public reporting entity.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

	99.1	Press release issued on May 3, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION

/s/ Mark S. Burgess

	Name:	Mark S. Burgess
	Title:	Chief Executive Officer
(Duly Authorized Officer)

Date: May 8, 2006